Exhibit 10.1

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THIRD AMENDMENT TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Third Amendment to Amended and Restated Loan and Security Agreement, dated as of September 26, 2023 (this “Third Amendment”), between BUZZFEED MEDIA ENTERPRISES, INC., a Delaware corporation (the “Administrative Borrower”), BUZZFEED FC, INC., a Delaware corporation (“BuzzFeed FC”), BF ACQUISITION HOLDING CORP., a Delaware corporation (“BF Acquisition Holding”), BUZZFEED MOTION PICTURES, INC. a Delaware corporation (“BuzzFeed Motion Picture”), ET ACQUISITION SUB, INC., a Delaware corporation (“ET Acquisition Sub”), ET HOLDINGS ACQUISITION CORP., a Delaware corporation (“ET Holdings”), LEXLAND STUDIOS, INC., a Delaware corporation (“Lexland Studios”), and PRODUCT LABS, INC., a Delaware corporation (“Product Labs”), BUZZFEED, INC., a Delaware corporation (“BuzzFeed Inc.”), THEHUFFINGTONPOST.COM, INC., a Delaware corporation (“HuffPo”), COMPLEX MEDIA, INC., a Delaware corporation (“Complex”), CM PARTNERS, LLC, a Delaware limited liability company (“CM Partners”), and BUZZFEED CANADA, INC., a corporation duly incorporated under the Business Corporations Act (New Brunswick) (“BuzzFeed Canada”, and together with the Administrative Borrower, BuzzFeed FC, BF Acquisition Holding, BuzzFeed Motion Picture, ET Acquisition Sub, ET Holdings, Lexland Studios, Product Labs, BuzzFeed Inc., HuffPo, Complex, and CM Partners, on a joint and several liability basis, the “Borrowers”), the Guarantors named thereto in that certain Amended and Restated Loan and Security Agreement dated as of December 3, 2021, as amended by that First Amendment to the Amended and Restated Loan and Security Agreement dated as of December 15, 2022, as amended by that certain Joinder Agreement to Amended and Restated Loan and Security Agreement dated as of May 10, 2023, and as amended by that Second Amendment to the Amended and Restated Loan and Security Agreement dated as of June 29, 2023 (the “Loan Agreement”), the lenders from time to time party hereto (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter collectively as the “Lenders” and each as a “Lender) and WHITE OAK COMMERCIAL FINANCE, LLC, a Delaware limited liability company (together with its permitted successors and assigns, in its capacity as a Lender and as administrative and collateral agent (in such capacity, and including its successors and permitted assigns in such capacity, the “Administrative Agent”) for the Lender Parties and as Swing Lenders. All capitalized terms used but not otherwise defined herein shall have the respective meaning assigned thereto in the Loan Agreement.
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WHEREAS, Administrative Agent, the Lenders from time to time party thereto, and the Borrowers and Guarantors that are parties to the Loan Agreement are of the intent that this Third Amendment shall not constitute a novation of the obligations and liabilities of the parties under the Loan Agreement; and

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WHEREAS, the parties hereto agree to amend the Loan Agreement pursuant to and upon the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree to amend the Loan Agreement as follows:

AGREEMENT
1.Definitions.
a.Existing Definitions. Capitalized terms used in this Third Amendment and not otherwise defined herein are used with the meanings set forth for those terms in the Loan Agreement.
b.Interpretation. In the event there is an inconsistency or conflict between the terms and conditions of the Third Amendment and any other provision of the Loan Agreement, the terms and conditions of the Third Amendment shall control.
c.Amended Definitions. The following terms previously defined in the Loan Agreement shall be amended and restated in their entirety as set forth below and the Loan Agreement shall be deemed and hereby is amended to include, in addition to and not in limitation of all other definitions, the following definitions:
i.“Applicable Margin” means for any day (a) except as provided in clause (b) below, the per annum percentage set forth below when the Average Utilization for such month is as follows:

Average Utilization	Applicable Margin
greater than 85%	3.75%
greater than 50% but less than 85%	4.00%
less than 50%	4.25%

and (b) during the Permitted Overadvance Period, the per annum percentage set forth below when the Average Utilization for such month is as follows:

Average Utilization	Applicable Margin
greater than 85%	4.50%

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greater than 50% but less than 85%	4.75%
less than 50%	5.00%

ii.“Dollars” and the sign “$” means (i) freely transferable lawful currency of the United States of America or (ii) if in Canadian Dollars, converted into the lawful currency of the United States of America using the then-current exchange rate.
iii.“SOFR Index” shall mean as of any SOFR Index Adjustment Date, the greater of (a) the Floor, and (b) the sum of the rate per annum for the forward-looking term rate for SOFR for a term of one (1) month, which appears on the CME SOFR Page on or about 5:00 a.m. (central time) on the SOFR Index Adjustment Date, provided, that, to the extent that the rate described in this clause (b) is not ascertainable pursuant to the foregoing provisions of this definition, then the rate described in this clause (b) shall be the interest rate per annum determined by the Administrative Agent in its reasonable discretion in accordance with Section 4.3.

d.Additional Definitions. The following defined terms shall be inserted into Section 1.1 of the Loan Agreement in proper alphabetical order, to read as follows:

i.“Account” means an account, as that term is defined in Article 9 of the UCC.
ii.“Floor” means three-quarters of one percent (0.75%).
iii.“Permitted Overadvance” means each Advance of the Permitted Overadvance Amount made pursuant to Section 2.13 hereof.
iv.“Permitted Overadvance Amount” means the amount requested by the Administrative Borrower in and approved by Lender, in written notice not to exceed $7,350,000 in the aggregate.
v.“Permitted Overadvance Period” means from the Third Amendment Effective Date to and including December 31, 2023.
vi.“Third Amendment Effective Date” means September 26, 2023.

2.Amendments. Effective as of the Third Amendment Effective Date and subject to the satisfaction of the conditions precedent set forth in Section 3 of this Third Amendment, the Loan Agreement shall be hereby amended as follows:

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a.Section 2.1(a) to the Loan Agreement is hereby amended and restated as follows:
“The Lenders agree, at the Borrower’s request to the Lenders, subject to Section 2.5 as amended in this Third Amendment and subject to the other terms and conditions of the Loan Agreement, to make revolving credit loans (the “Revolving Credit Loans”) to the Borrower, from time to time. In no event shall the aggregate principal amount of Revolving Credit Loans at any one time outstanding which, when combined with the aggregate undrawn amount of all unexpired Letters of Credit, for each Lender exceed the lesser of each Lender’s Percentage Share of (i) the Borrowing Base (including any Permitted Overadvance included therein pursuant to Section 2.13), or (ii) the Maximum Amount.”
b.Section 2.5(a) to the Loan Agreement is hereby amended and restated as follows:
“In no event shall the sum of the aggregate outstanding principal balances of the Revolving Credit Loans and the aggregate undrawn amount of all unexpired Letters of Credit exceed the lesser of (i) the Borrowing Base (including any Permitted Overadvance included therein pursuant to Section 2.13) and (ii) the Maximum Amount.”
c.Section 2.13 to the Loan Agreement is hereby amended and added as follows:
“SECTION 2.13. Permitted Overadvance. During a Permitted Overadvance Period, and absent an Event of Default, the Administrative Agent shall make Advances up to the Permitted Overadvance Amount (which amount shall be included in the Borrowing Base and deemed to be the first Revolving Loans made and outstanding during the Permitted Overadvance Period). All Revolving Loans (including the Permitted Overadvances) shall bear interest at the interest rate per annum set forth in Section 2.1 of the Schedule.
d.Subsection 1.12(f) of the Schedule to the Loan Agreement is hereby amended and restated in its entirety as follows:
“Borrowing Base Certificate. Together with each Notice of Borrowing (but in no event less often than monthly), Administrative Borrower shall deliver to Administrative Agent a fully completed and executed borrowing base certificate as of the last Business Day of the previous borrowing base certificate (or as of a more recent date as the Administrative Agent may from time to time request) together with any additional information as Administrative Agent may from time to time request on a weekly basis, detailing the Eligible Receivables, which shall be prepared under the supervision of the chief financial officer of the Administrative Borrower and certified by such officer (a “Borrowing Base Certificate”), provided, that, in the event any Permitted Overadvance is outstanding for more than ten
(10) consecutive Business Days, in addition to Borrowing Base Certificates delivered with each Notice of Borrowing, the Administrative Borrower shall, within three (3) Business Days’ of the Administrative Agent’s request, provide Administrative Agent weekly on Monday such financial reports and information as is requested until such time as there are no outstanding Permitted Overadvances.”
e.Subsection (b) is hereby added to Section 1.13 of the Schedule to the Loan Agreement as follows:
“(b) The Borrower shall provide Administrative Agent at the time that it submits its monthly Borrowing Base Certificate and at all other times, and no less frequently than

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weekly, written confirmation satisfactory to the Administrative Agent, inclusive of back up confirmatory bank statements, screen shots and additional information, in each case, upon request of the Administrative Agent, that the sum of Unrestricted Cash, Undrawn Availability, Suppressed Availability, and other cash deposited in any Specified Bank Account or in any other checking, savings or other deposit accounts at any bank or financial institution, globally [other than accounts on deposit in sanctioned countries] (“Bank Account”) whether or not the Bank Account is subject to a springing Control Agreement, for the ratable benefit of the Lenders, is equal to not less than Thirty Million Dollars ($30,000,000). Notwithstanding anything to the contrary herein, Administrative Borrower within three (3) Business Days of the Administrative Agent’s request therefore shall use its best efforts to provide Administrative Agent an updated Borrowing Base Certificate through Friday of the week prior to the request thereof.
Administrative Borrower shall provide to Administrative Agent weekly on Monday such financial reports and information and at the request of Administrative Agent any other materials documenting such financial reports and information.”
3.Conditions Precedent. This Third Amendment shall become effective on the Third Amendment Effective Date and the Administrative Agent shall have received in form and substance acceptable to the Administrative Agent in its sole discretion:
a.counterparts of this Third Amendment duly executed by the Borrower and the Administrative Agent;
b.a certificate of a Responsible Officer of the Borrower certifying that as of the Third Amendment Effective Date (i) no Default or Event of Default exists or has occurred and is continuing and (ii) each of the representations and warranties made by the Borrower in the Loan Agreement shall be true and correct on and as of the Third Amendment Effective Date; and
c.from the Borrower, (i) a fee in the amount of $100,000.00, which fee shall be earned in full as of the date hereof and shall be non-refundable, and (ii) all other fees required to be paid, and all expenses, in connection with this Third Amendment (including reasonable fees, disbursements and other charges of counsel to the Administrative Agent and Lenders).
4.Negative Pledge. So long as the Borrower has any Obligations due and owing Borrower shall not create, permit, suffer or otherwise grant a security interest in favor of any Person in its Intellectual Property, other than Administrative Agent, as security for the payment of any Indebtedness of Borrower or any other Person, other than Permitted Liens. Administrative Agent may file a UCC-1 Notice Financing Statement of this Negative Pledge.
5.Representations and Warranties. The Borrower represents and warrants to the Administrative Agent that immediately after giving effect to this Third Amendment on the Third Amendment Effective Date (a) the representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct with the same effect as though made on and as of the Third Amendment Effective Date, provided that any representation or warranty which by its terms is made as of a specified date shall be true and correct only as of such specified date, and
(b) no Event of Default shall have occurred and be continuing.

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6.Confirmation. The Borrower agrees that the Loan Agreement and each other Loan Document to which it is a party, and each security interest granted by it thereunder, is hereby reaffirmed, ratified, approved and confirmed in each and every respect on and after the Third Amendment Effective Date, except that each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to the “Loan Agreement”, “thereunder”, “thereof” or words of like import referring to the Loan Agreement shall mean and be a reference to the Loan Agreement, as amended by the Third Amendment. In all other respects, the terms of the Loan Agreement and the other Loan Documents are hereby confirmed.
7.Waiver and Release. In consideration of this Third Amendment, the Borrower represents and warrants that, as of the date hereof, there are no offsets, defenses or counterclaims against or in respect of its obligations under the Loan Documents and Borrower hereby releases and discharges the Administrative Agent and its agents, employees, successors and assigns, of and from all claims, actions, causes of action, damages, costs, expenses and liabilities, known or unknown, fixed, contingent or conditional, at law or in equity, in connection with the Loan Documents or any transactions or acts in connection therewith, in each case existing on or before the date of this Third Amendment, which Borrower may have against any such Person, irrespective of whether any such claims, actions, causes of action, damages, costs, expenses or liabilities are based on contract, tort or otherwise.
8.Counterparts. This Third Amendment may be executed in any number of counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
9.Governing Law. THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. In
addition to and without limitation of any of the foregoing, Section 13.14 of the Loan Agreement is hereby incorporated into this Third Amendment and this Third Amendment shall be deemed to be a Loan Document, subject to all of the terms and conditions contained in Loan Agreement, as amended hereby, mutatis mutandi.
10.Loan Document. This Third Amendment is a “Loan Document” under and as defined in the Loan Agreement.
11.Successors and Assigns. This Third Amendment shall be binding upon and insure to the benefit of the Borrower and the Administrative Agent and their respective successors, assigns and legal representatives.
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IN WITNESS WHEREOF, each of the parties hereto has caused this Third Amendment to be executed by its proper and duly authorized officer as of the date first set forth above.

BORROWERS:

BUZZFEED MEDIA ENTERPRISES, INC.

By:/s/ Felicia DellaFortuna     Name: Felicia DellaFortuna
Title:    Chief Financial Officer BUZZFEED, INC.

By:/s/ Felicia DellaFortuna     Name: Felicia DellaFortuna
Title:    Chief Financial Officer BUZZFEED FC, INC.
By/s/ Felicia DellaFortuna:     Name: Felicia DellaFortuna
Title:    Treasurer

BF ACQUISITION HOLDING CORP.

By:/s/ Felicia DellaFortuna     Name: Felicia DellaFortuna
Title:    Treasurer

BUZZFEED MOTION PICTURES, INC.

By:/s/ Felicia DellaFortuna     Name: Felicia DellaFortuna
Title:    Treasurer

ET ACQUISITION SUB, INC.

By:/s/ Felicia DellaFortuna     Name: Felicia DellaFortuna
Title:    Treasurer

ET HOLDINGS ACQUISITION CORP.

By:/s/ Felicia DellaFortuna     Name: Felicia DellaFortuna
Title:    Treasurer THEHUFFINGTONPOST.COM, INC.
By:/s/ Felicia DellaFortuna     Name: Felicia DellaFortuna
Title:    Treasurer COMPLEX MEDIA, INC.
By:/s/ Felicia DellaFortuna     Name: Felicia DellaFortuna
Title:    Treasurer

CM PARTNERS, LLC.

By:/s/ Felicia DellaFortuna     Name: Felicia DellaFortuna
Title:    Treasurer LEXLAND STUDIOS, INC.
By:/s/ Felicia DellaFortuna     Name: Felicia DellaFortuna
Title:    Treasurer PRODUCT LABS, INC.
By:/s/ Felicia DellaFortuna     Name: Felicia DellaFortuna
Title:    Treasurer

BUZZFEED CANADA, INC.
By:/s/ Felicia DellaFortuna     Name: Felicia DellaFortuna
Title:    Director

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ADMINISTRATIVE AGENT, SWING LENDER
and as a LENDER:

WHITE OAK COMMERCIAL FINANCE, LLC

By:/s/ Robert Dean     Name: Robert Dean
Title: Executive Vice President

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